CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated October 3, 2001 on the financial statements and financial highlights of Villere Balanced Fund, a series of Trust For Investment Managers. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.





                                                  /s/      TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
June 4, 2002